EXHIBIT 10.12

                        PROMISSORY NOTE


$1,930,915.33                                   October 15, 1997

		FOR VALUE RECEIVED, the undersigned, Jon Gilbert, ("Borrower"), hereby
promises to pay to Boatracs, Inc., a California corporation ("Company"), or order, the
principal sum of one million nine hundred thirty thousand nine hundred fifteen dollars and
thirty-three cents ($1,930,915.33) with interest from the date hereof at the rate of 5.77% per
annum (on the basis of a 365 day year and the actual number of days elapsed).
 All payments
under this Note shall be made to Company or its order in lawful money of the
 United States of
America at the offices of Company at its then principal place of business (or at such other
place as the holder hereof shall notify Borrower in writing).

		If the date set for payment of principal hereunder is a
                 Saturday, Sunday or
legal
holiday, then such payment shall be made on the next succeeding business day.

		This Note has been delivered in partial payment for the purchase of shares of
the Common Stock of the Company in accordance with the terms of that certain
 Restricted
Stock Purchase Agreement, of even date herewith, between Company and Borrower
 (the
"Restricted Stock Agreement"), and this Note is the promissory note referred to in Section
1(c)(ii) of the Restricted Stock Agreement.  Pursuant to the Restricted Stock
 Agreement,
Borrower has purchased Common Stock of Company. Capitalized terms not defined herein shall have the same meaning as in the Restricted Stock Agreement unless the context requires
otherwise.  Payment of the principal of and interest on this Note is secured pursuant to the
terms of the Pledge Agreement.  This Note is subject to the following further terms and
conditions:

		Section 1.  Installments.  Payment of all outstanding principal amounts under
this Note and accrued interest thereon shall be made in five equal amounts
 (each, an
"Installment") due and payable in accordance with the following schedule:

                                      Payment Date        Amount of Payment
        First Installment           April 15, 1998             $420,240.75
        Second Installment          October 15, 1998           $420,240.75
        Third Installment           April 15, 1999             $420,240.75
        Fourth Installment          October 15, 1999           $420,240.75
        Fifth Installment            April 15, 2000     All remaining principal
                                                        and accrued but unpaid
                                                        interest on this Note.

		Section 2.  Acceleration.  This Note shall become due and
                 payable in
accordance with the terms and conditions of Section 3(d) of the Restricted Stock
 Agreement in
the event the Executive Option is exercised.  In the event the Company Option is exercised or
if the Repurchase Obligation is effective, all accrual of interest under this
 Note shall cease as
provided in the Restricted Stock Agreement and all of Borrower's obligations under this Note,
including without limitation the repayment of principal and interest and any other amounts due
hereunder, shall be extinguished.

		Section 3.  Voluntary Prepayments.  Borrower may prepay this
                 Note in whole
or in part any time or from time to time without penalty or premium.  Any voluntary
prepayment shall be applied first to accrued and unpaid interest on this Note and second to the
outstanding principal amount of this Note.  If full payment of the unpaid principal of this Note
is made, this Note shall be cancelled.

		Section 4.  Events of Default.  Upon the failure to make any payment of
principal or interest of this Note when due, which shall remain unremedied for ten days after
written notice thereof shall have been given to Borrower ("Event of Default"), then, and in
such event, the Company may declare, by notice of default given to Borrower, the entire
principal amount of this Note to be forthwith due and payable, whereupon the entire principal
amount of this Note outstanding shall become due and payable without presentment, demand,
protest and notices of any kind or of dishonor, all of which are hereby expressly waived. If any interest payable hereunder is not paid when due, such interest shall be added to the unpaid
principal hereunder and shall bear interest until paid, provided however, that in no event shall
Borrower be required to pay any interest hereunder in excess of the maximum legal rate.  If an
Event of Default shall occur hereunder, Borrower shall pay costs of collection, including
reasonable attorneys' fees, incurred by the holder in the enforcement hereof.

	No delay or failure by the Company in the exercise of any right or remedy shall constitute a waiver thereof, and no right and no single or partial exercise by the holder hereof
of any right or remedy shall preclude other or future exercise thereof or the exercise of any
other right or remedy.

		Section 5.  Miscellaneous.

			(a)  The provisions of this Note shall be governed by
                         and construed in
accordance with the laws of the State of California, without regard to the conflicts of
law rules thereof.

			(b)  All notices and other communications hereunder
                         shall be in writing
and will be deemed to have been duly given if delivered or mailed in accordance with the Restricted Stock Agreement.

			(c)  This Note is a full recourse promissory note;
                        provided, however, the
Company shall be required to first foreclose on any collateral securing
 Borrower's
obligations under this Note pursuant to the Pledge Agreement before recourse may be
made to any other assets or property of Borrower.

			(d)  The paragraph headings contained in this Note are
                         for reference
purposes only and shall not affect in any way the meaning or interpretation of the
provisions hereof.

			(e)  If any party to this Note brings an action to
                         enforce its rights under
this Note, the prevailing party shall be entitled to recover its costs and expenses,
including without limitation reasonable attorneys' fees, incurred in connection with
such action, including any appeal of such action.

		IN WITNESS WHEREOF, this Note has been duly executed and
                 delivered by
Borrower on the date first above written.



                                                /S/ JON GILBERT
                                                    Jon Gilbert